UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West

Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (385) 237-2279

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2018, the Board of Directors PolarityTE, Inc. (the “Company”) appointed Peter A. Cohen a Class III director of the Company. The Board determined that Mr. Cohen is an “independent,” non-employee director as defined by NASDAQ Rule 5605(a)(2). The Board has not made any determination on Mr. Cohen’s appointment to any of the standing Board committees.

Mr. Cohen, age 71, has served as Vice Chairman of the Board of Scientific Games Corporation since September 2004. Mr. Cohen was Chairman of Cowen Inc. (formerly known as Cowen Group, Inc.), a diversified financial services company, from 2009 through June 2018, and served as Chief Executive Officer from 2009 through December 2017. Mr. Cohen was a founding partner and principal of Ramius LLC, a private investment management firm formed in 1994 that was combined with Cowen in late 2009. Mr. Cohen served as a member of the board of directors of Chart Acquisition Corp. (which, because of a business combination, is now known as Tempus Applied Solutions Holdings, Inc.) from 2013 to 2015. From November 1992 to May 1994, Mr. Cohen was Vice Chairman of the Board and a director of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was Chairman and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990. Mr. Cohen is currently a Trustee of Mount Sinai Medical Center and has served on its board for approximately thirty years.

In consideration of Mr. Cohen’s agreement to join the Board the Company issued to Mr. Cohen 30,000 restricted share units under the Company’s 2017 Equity Incentive Plan, which vest in four equal installments every six months commencing December 29, 2018, subject to continued service on the Board. The fair value of a common share on the date of grant was $24.23. Mr. Cohen will also be entitled to participate in the annual compensation package the Company provides to its non-employee directors.

On June 29, 2018, the Company issued to Willie Bogan, a director of the Company, 30,000 restricted share units under the Company’s 2017 Equity Incentive Plan, which vest in four equal installments every six months commencing December 29, 2018, subject to continued service on the Board. The fair value of a common share on the date of grant was $24.23.

On June 29, 2018, John Stetson resigned from the position of director of the Company. As a result, the Board is comprised of Jeff Dyer and Jon Mogford serving as the Class I directors, Steve Gorlin and Willie Bogan serving as Class II directors, and Denver Lough, Edward Swanson and Peter Cohen serving as Class III directors. Denver Lough and Edward Swanson are the only employees of the Company serving as a director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: July 6, 2018	/s/ Dr. Denver Lough
Dr. Denver Lough
Chief Executive Officer

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